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                                                                    EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                   PERCENTAGE
                                                                JURISDICTION OF     OWNED BY
                                                                 INCORPORATION     REGISTRANT
                                                                ---------------    ----------
Vira-Tech, Inc.(1)..........................................    Florida               100%
Viragen Technology, Inc.(2).................................    Florida               100%
Viragen Reagents, Inc.(3)...................................    Florida               100%
Viragen U.S.A., Inc.(4).....................................    Delaware               94%
Viragen (Europe) Ltd.(5)....................................    Delaware               70%
Viragen (Scotland) Ltd.(6)..................................    Scotland (UK)          70%
Viragen (Germany) GmbH(7)...................................    Germany                70%

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(1) Incorporated January 12, 1981

(2) Incorporated January 13, 1995

(3) Incorporated July 14, 1997

(4) Incorporated April 4, 1996

(5) Acquired December 8, 1995

(6) Incorporated January 17, 1995; 100% owned by Viragen (Europe) Ltd.

(7) Acquired November 14, 1997; 100% owned by Viragen (Europe) Ltd.

                                      F-34